Report of Independent Registered Public Accounting Firm
To the Board of Trustees and Shareholders of DoubleLine Funds Trust
In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of DoubleLine Total Return
Bond Fund, DoubleLine Core Fixed Income Fund, DoubleLine Emerging Markets Fixed Income
Fund, DoubleLine Multi-Asset Growth Fund (Consolidated), DoubleLine Low Duration Bond Fund,
and DoubleLine Floating Rate Fund (constituting DoubleLine Funds Trust, hereafter referred to as the "Funds") at March 31, 2013, and the results of its operations for the period then ended, the changes in its net assets and the financial highlights for the periods presented for DoubleLine Total
Return Bond Fund, DoubleLine Core Fixed Income Fund, DoubleLine Emerging Markets Fixed
Income Fund, DoubleLine Multi-Asset Growth Fund (Consolidated), DoubleLine Low Duration
Bond Fund and for the period from February 1, 2013 (Commencement of Operations) to March 31,
2013 for DoubleLine Floating Rate Fund in conformity with accounting principles generally accepted in the United States of America.  These financial statements and financial highlights
(hereafter referred to as "financial statements") are the responsibility of the Funds' management;
our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these financial statements in accordance with the standards of the Public
Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits, which included confirmation of securities at March 31,
2013 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Los Angeles, California
May 28, 2013